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                                     SECOND

                              AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT


                                    between


                             CENCOM PARTNERS, L.P.,

                                   as Seller

                                      and

                         CHARTER COMMUNICATIONS, L.P.,

                                  as Purchaser


                          dated as of January 16, 1997




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                               TABLE OF CONTENTS

                                                                      Page


1.  PURCHASE AND SALE OF ASSETS ....................................   1
      1.1    Assets to be Sold .....................................   1
      1.2    Excluded Assets .......................................   2

2.  CALCULATION AND PAYMENT OF PURCHASE PRICE ......................   3
      2.1    Payment of Purchase Price .............................   3
      2.2    Assumption of Liabilities .............................   3
      2.3    Purchase Price ........................................   4
      2.4    Excluded Liabilities ..................................   4
      2.5    Allocation of Consideration ...........................   4
      2.6    Proration of Revenue ..................................   4

3.  CLOSING ........................................................   5
      3.1    Closing Date ..........................................   5
      3.2    Deliveries by Seller ..................................   5
      3.3    Deliveries by Purchaser................................   6

4.  REPRESENTATIONS AND WARRANTIES .................................   6
      4.1    Organization and Standing .............................   6
      4.2    Power and Authority  ..................................   6
      4.3    Authorization .........................................   6

5.  ADDITIONAL UNDERTAKINGS AND ACTIONS ............................   7
      5.1    Consents ..............................................   7
      5.2    Access to Assets ......................................   7
      5.3    Operations Prior to Closing ...........................   7
      5.4    Antitrust Laws Compliance .............................   7
      5.5    Bulk Sales ............................................   8

6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER ...............   8
      6.1    HSR Act ...............................................   8
      6.2    Governmental or Legal Action ..........................   8
      6.3    Representations; Performance of Agreements ............   9
      6.4    Financing .............................................   9
      6.5    Consents and Approvals  ...............................   9
      6.6    Transfer Documents ....................................   9
      6.7    Opinions of Seller's Counsel ..........................   9
      6.8    Discharge of Liens ....................................   9
      6.9    No Default Under Documents ............................   9
      6.10   Additional Documents and Acts .........................  10

7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER ..................  10
      7.1    HSR Act ...............................................  10

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      7.2    Governmental or Legal Actions .........................     10
      7.3    Representations; Performance of Agreements ............     11
      7.4    Consent and Approvals .................................     11
      7.5    Payments ..............................................     11
      7.6    Assumption of Liabilities .............................     11
      7.7    Additional Documents and Acts .........................     11

8.   REMEDIES ......................................................     11
      8.1    Costs .................................................     11
      8.2    Termination Without Liability .........................     11
      8.3    Termination on Default ................................     12

9.  INDEMNIFICATION ................................................     12
      9.1    Seller's Indemnity ....................................     12
      9.2    Purchaser's Indemnity .................................     12
      9.3    Procedure .............................................     13
      9.4    Preservation and Access to Records ....................     13

10.  GENERAL PROVISIONS ............................................     14
      10.1   Entire Agreement, Modification and Waiver .............     14
      10.2   Rights of Parties .....................................     14
      10.3   Assignment ............................................     14
      10.4   Construction ..........................................     14
      10.5   Expenses of the Parties ...............................     14
      10.6   Further Assurances ....................................     15
      10.7   Counterparts ..........................................     15
      10.8   Headings ..............................................     15



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                                   SECOND
                            AMENDED AND RESTATED
                          ASSET PURCHASE AGREEMENT


     THIS SECOND AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this "Agreement") is made as of this 16th day of January, 1997 by and between Charter Communications, L.P., a limited partnership organized and existing under the laws of the State of Delaware ("CC I" or the "Purchaser") and Cencom Partners, L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Seller"), and hereby amends that Amended and Restated Asset Purchase Agreement dated as of the 30th day of May, 1996 between the parties.

                              W I T N E S S E T H:

     WHEREAS, Seller is the owner and operator of a cable television system serving Sanford, North Carolina (the "System");

     WHEREAS, Seller desires to sell, and Purchaser desire to purchase, pursuant to the terms and subject to the conditions of this Agreement, the System together with all of the assets, property, interests, rights and privileges of Seller, including but not limited to those utilized in the cable television business owned and operated by Seller in Sanford, North Carolina (the "CATV Business").

     NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:


1. PURCHASE AND SALE OF ASSETS

     1.1 Assets to be Sold. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, convey, assign, transfer and deliver to Purchaser at the Closing (as hereinafter defined) and Purchaser hereby agrees to acquire, for the consideration hereinafter provided, all of the assets, properties, rights, titles and privileges of Seller of every kind, character and description, whether tangible, intangible, real, personal or mixed, of whatever description and wherever located, involved in, related to, owned, used or held for use or useful in connection with the ownership, use or operation of the System and all other


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assets of Seller relating to the System whether or not required to be listed on Seller's balance sheet in accordance with generally accepted accounting principles, including, without limitation, all additions, accessions and substitutions made prior to the Closing as permitted pursuant to the terms of this Agreement (collectively, the "Assets"), but excluding the Excluded Assets (defined below) and assets disposed of by Seller between the date hereof and the Closing Date on an arms' length basis in the ordinary course of business. The Assets include, without limitation, the following:

     (a) all of the real property interests of Seller relating to the System (collectively, the "Real Property");

     (b) all items of tangible personal property owned, used, held for use or useful by Seller in the operation of the System, including, without limitation, all equipment relating to the System (collectively, the "Equipment"); and

     (c) all the rights of Seller under any and all franchises, licenses (including those required by the FCC), permits, authorizations, easements, registrations, leases, variances, consents and certificates and similar rights which authorize or are required in connection with the operation of the System, including any applications for any of the foregoing (collectively, the "Governmental Permits") that are obtained from or are pending with any federal, state, county, municipal, local or foreign government and any governmental agency, bureau, commission, authority, body, court (or other judicial body), administrative or executive agency, legislative or quasi-legislative body, commission, council or other agency, including any such agency, authority or body responsible for the issuance or administration of any Governmental Permit or whose consent is required for the sale and transfer of the Assets (each, a "Governmental Authority") and all subscription contracts with subscribers of Seller relating to the System, pole attachment agreements, access agreements and all other contracts, leases, agreements or undertakings (other than those that are included in the Excluded Assets or which constitute Governmental Permits), written or oral, relating to the ownership, operation or maintenance of the System and/or the Assets (the "Contracts").

     1.2 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, any insurance policies and

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rights and claims thereunder; all rights to tax refunds and refunds of fees of any nature, in either case relating to the period prior to the Closing Date; Seller's rights under this Agreement, and the Purchase Price payable pursuant hereto; Seller's organizational documents and partnership and financial records not included in Section 1.1; Seller's cash in the bank and cash equivalents at the time of the Closing; and all assets of Seller other than the Assets (collectively, the "Excluded Assets") are expressly excluded from this sale, are not to be purchased or assumed by Purchaser, and do not constitute part of the "Assets."


2. CALCULATION AND PAYMENT OF PURCHASE PRICE

     2.1  Payment of Purchase Price.

     (a) The purchase price to be paid by Purchaser to Seller for the Assets shall be an amount equal to $20,750,000 (the "Purchase Price").

     (b) On the Closing Date, Purchaser shall pay to Seller the Purchase Price, by wire transfer of immediately available funds to an account designated by Seller in writing.

     2.2 Assumption of Liabilities. As additional consideration for the Assets, Purchaser shall, from and after the Closing Date, and pursuant to an Assignment and Assumption Agreement in a form agreed between the parties (the "Assumption Agreement"), assume the obligations of Seller under or in connection with all of the Assets. In addition, Purchaser shall assume (i) all obligations relating to the Assets entered into by Seller in the ordinary course of business between the date hereof and the Closing Date (other than any obligations, if any, relating to the Excluded Assets), to the extent such obligations continue after the Closing and (ii) all liabilities relating to (y) all customer advance payments and deposits, prepaid advertising revenues and other prepaid revenues or income received or held by Seller for services to be rendered or obligations to be performed in connection with the System
subsequent to the Closing; (z) the performance of the   Contracts from and
after the Closing Date; provided, however, that Seller shall pay all sales, use, excise and similar taxes arising out of the transfer of the Assets.
Except as otherwise provided in this Section 2.2, Purchaser

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shall not assume or become liable for any other obligations, liabilities or indebtedness of Seller.

     2.3  Purchase Price Adjustments.

     (a) At the Closing, the Purchase Price shall be increased by an amount equal to 99% of the face amount of accounts receivable from subscribers of the System which, as of the Closing Date, have been outstanding for 60 days or less. There shall be no increase to the Purchase Price for accounts receivable from subscribers of the System which have been outstanding for more than 60 days.

     (b) Following the Closing, Purchaser and Seller shall adjust the Purchase Price pursuant to customary working capital adjustments for transactions of this type calculated as of the Closing Date. The difference between the actual Purchase Price paid and the adjusted Purchase Price shall be paid in cash by the party owing such adjustment no later than sixty (60) days after the Closing Date.

     2.4 Excluded Liabilities. Seller shall pay or otherwise satisfy all indebtedness, liabilities or other obligations of Seller arising prior to or on the Closing Date from the ownership or operation of any of the Assets.

     2.5 Allocation of Consideration. The parties agree that the consideration payable for the Assets, consisting of the Purchase Price and the liabilities of Seller to be assumed by Purchaser hereunder, shall be allocated among the Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The parties agree to cooperate in the preparation, execution and filing with the Internal Revenue Service of all information to be filed by the parties under Section 1060 and such regulations, and to file Form 8594 (or any substitute therefor) when required by applicable law.

     2.6 Proration of Revenue. All revenue earned arising from the Assets shall be prorated between Purchaser and Seller as of (and the Closing shall be deemed effective as of) 11:59 p.m., New York time, on the Closing Date.


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3. CLOSING

     3.1 Closing Date. The closing of the transactions contemplated hereunder (the "Closing") shall take place at the offices of Paul, Hastings, Janofsky & Walker, 399 Park Avenue, 31st Floor, New York, New York 10022, at 10:00 A.M. New York time on May 30, 1997, or on such other date and at such other time as the Purchaser and Seller may mutually agree (the "Closing Date"). Purchaser shall be entitled to possession of the Assets upon the Closing.

     3.2 Deliveries by Seller. At the Closing, Seller shall deliver to Purchaser the following:

     (a) One or more bills of sale and all such other general instruments of transfer, assignment and conveyance, general warranty deeds, certificates of title, assignments, evidences of consent or waiver, and other instruments or documents in form and substance reasonably satisfactory to Purchaser and its counsel as shall be necessary to evidence or perfect the sale, assignment, transfer and conveyance of the Assets to Purchaser and effectively vest in the Purchaser all right, title and interest in and to the Assets free and clear of any and all liens, encumbrances and other restrictions (other than liens and encumbrances agreed upon by the parties, such liens and encumbrances being "Permitted Encumbrances") in accordance with the terms of this Agreement, together with possession (or constructive possession, in the case of intangibles) thereof.

     (b) An executed Assumption Agreement.

     (c) A Certificate of Non-Foreign Status which meets the requirements of Treasury Regulation Section 1.1445-2, duly executed and acknowledged, certifying under penalties of perjury that Seller is not a foreign person for United States income tax purposes.

     (d) Originals or true and complete copies of all books and records, memoranda and data relating to the System; provided that Seller may retain such duplicate copies as Seller reasonably deems appropriate.

     (e) Such other documents, opinions, instruments and certificates, in form and substance reasonably satisfactory to Purchaser, as Purchaser may reasonably request.


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     3.3  Deliveries by Purchaser.  At the Closing, Purchaser shall deliver to
Seller the following:

     (a) The payment described in Section 2.1(b).

     (b) An executed Assumption Agreement.

     (c) Such other documents, opinions, instruments and certificates, in form and substance reasonably satisfactory to Seller, as Seller may reasonably request.


4. REPRESENTATIONS AND WARRANTIES

     Seller hereby represents and warrants to Purchaser, and Purchaser hereby represents and warrants to Seller that:

     4.1 Organization and Standing. Each such party is duly formed, validly existing and in good standing as a limited partnership under the laws of the jurisdiction of its formation. Each such party is duly qualified to do business in each jurisdiction where the failure to so qualify would have a material adverse affect on such party's ability to conduct its business or operations or to consummate the transactions to be consummated by it under this Agreement and each such party is in good standing in each jurisdiction in which it is so qualified.

     4.2 Power and Authority. Each such party has all requisite power and authority to execute, deliver and perform this Agreement and to take any action which it may be required to take hereunder. Seller further represents and warrants that it has all requisite power to perform its business as now conducted and to own its properties and assets.

     4.3 Authorization. The execution, delivery and performance of this Agreement by such party has been duly and validly authorized by all action required to be taken with respect to such party. This Agreement has been, and on the date of the Closing all other documents, agreements and instruments to be executed and delivered at the Closing by such party pursuant hereto (together with all such documents, agreements and instruments to be executed and delivered by each other party hereto, the "Transaction Documents") will have been, duly and validly executed by properly authorized officers or other authorized representatives of such party. This Agreement constitutes,

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and on the Closing Date all other Transaction Documents to which such party is or will be a signatory will constitute, the valid and binding obligations of such party, enforceable against such party in accordance with their respective terms. Neither the execution of this Agreement or any of the Transaction Documents, nor the consummation of the transactions contemplated herein or therein, will violate any instrument of such party, or any agreement, permit, order, judgment, decree, law or regulation to which such person is party or by which it is, or its assets and properties are, bound.


5. ADDITIONAL UNDERTAKINGS AND ACTIONS

     5.1 Consents. As soon as possible after the execution of this Agreement, Seller will commence making the applications and filings required to obtain all consents required to be obtained to effect the consummation of the transactions contemplated hereby, including but not limited to the written consents of the limited partners holding a majority of units of limited partnership of Cencom Cable Income Partners II, L.P. (the "Consents"). Seller will use its best efforts to obtain the Consents from the appropriate Governmental Authorities and other persons at the earliest possible date. Purchaser agrees that it will cooperate fully with Seller, and will do all things reasonably necessary to assist Seller in obtaining all Consents.

     5.2 Access to Assets. On and after the date of this Agreement, Purchaser and its counsel, accountants and other representatives shall have reasonable access, during normal business hours and upon reasonable notice, to all properties, books, accounts, contracts, commitments, and records, documents or other data or information of Seller relating to the System.

     5.3 Operations Prior to Closing. Except as otherwise expressly contemplated by this Agreement, at all times from and after the date hereof and up to and including the Closing Date, Seller shall operate the System only in the ordinary course.

     5.4 Antitrust Laws Compliance. As soon as practicable after the date of execution of this Agreement, Seller and Purchaser shall each make filings if and as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and related acts and regulations (the "HSR Act").

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Each party shall keep the other party apprised of the status of any inquiries made of such party by the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other Governmental Authority with respect to this Agreement or the transactions contemplated hereby. Each party shall use reasonable efforts to obtain the earliest termination or waiver of the HSR Act waiting period possible.

     5.5 Bulk Sales. Purchaser waives compliance with provisions of the Uniform Commercial Code relating to bulk transfer and similar laws in connection with the sale of the Assets, subject to the indemnification provisions of Section 9 hereof.


6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Purchaser, in its sole discretion; provided, however, that no such waiver of a condition shall constitute a waiver by Purchaser of any of its other rights or remedies, at law or in equity, if Seller shall be in default of any of its obligations under this Agreement.

     6.1 HSR Act. All filings required under the HSR Act, if any, shall have been made and the applicable waiting period shall have expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain or prevent the consummation of the transactions contemplated by this Agreement.

     6.2 Governmental or Legal Action. No action, suit or proceeding shall be pending or threatened by any Governmental Authority or other person and no law, rule or regulation or similar requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority or other person that would (a) prohibit Purchaser's ownership or operation of all or a material portion of the System or the Assets, (b) enjoin, prevent or make illegal the consummation of the transactions contemplated by this Agreement or (c) challenge, set aside or modify any authorization of the transactions provided for

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herein or any approvals, consents, waivers or authorizations made or described hereunder.

     6.3 Representations; Performance of Agreements. The representations and warranties of Seller set forth in Section 4 hereof shall be true in all material respects as of and at the Closing Date with the same effect as though such representations and warranties had been made again at and as of such time. Seller shall have performed, satisfied and complied in all material respects with all covenants, obligations, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Seller at or prior to the Closing Date.

     6.4 Financing. Purchaser shall have obtained such financing as it may require in order to consummate the transactions contemplated by this Agreement.

     6.5 Consents and Approvals. Seller shall have delivered to Purchaser evidence that all of the Consents have been obtained or given and all such Consents shall be in form and substance reasonably satisfactory to Purchaser and Seller.

     6.6 Transfer Documents. Seller shall have delivered to Purchaser customary bills of sale, general warranty deeds, assignments and other instruments of transfer sufficient to convey good and marketable title to the Assets in accordance with the terms of this Agreement, including the documents and instruments described under Section 3.2(a). Seller shall have executed and delivered to Purchaser the Assumption Agreement.

     6.7 Opinions of Seller's Counsel. Purchaser shall have received the opinions of counsel for Seller reasonably required by Purchaser.

     6.8 Discharge of Liens. Seller shall have secured the termination, discharge and release of all material encumbrances of any nature on the Assets.

     6.9 No Default Under Documents. As of the Closing Date, Seller shall not be in material violation or default under any statute, rule, regulation, agreement, or other document to which Seller is a party or by which Seller is bound in a manner which would materially adversely affect the operation of the System, nor shall Seller have knowledge

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of any condition or event which, with notice or lapse of time or both, would constitute such a violation or default.

     6.10 Additional Documents and Acts. Seller shall have delivered or caused to be delivered to Purchaser all such additional documents and instruments, in form and content reasonably satisfactory to Purchaser and its counsel, as Purchaser shall reasonably request, and shall have done all other acts or things reasonably requested by Purchaser to evidence compliance with the conditions set forth in this Section 6.


7. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     The obligations of Seller under the Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any one or more of which may be waived by Seller in its sole discretion; provided, however, that no such waiver of a condition shall constitute a waiver by Seller of any of its rights or remedies, at law or in equity, if Purchaser shall be in default of any of its obligations under this Agreement.

     7.1 HSR Act. All filings required under the HSR Act, if any, shall have been made and the applicable waiting period shall have expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain or prevent the consummation of the transactions contemplated by this Agreement.

     7.2 Governmental or Legal Actions. No action, suit or proceeding shall be pending or threatened by any Governmental Authority or other person and no law, rule, regulation or other similar requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority or other person that would (a) prohibit Purchaser's ownership or operation of all or any material portion of the System or the Assets, (b) enjoin, prevent or make illegal the consummation of the transactions contemplated by this Agreement, or
(c) challenge, set aside or modify any authorization of the transactions provided for herein or any approvals, consents, waivers or authorizations made or described hereunder.


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     7.3  Representations; Performance of Agreements.  The representations and warranties of Purchaser set forth in Section 4 hereof shall be true in all material respects as of and at the Closing Date with the same effect as though such representations and warranties had been made again at and as of such time. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, obligations, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

     7.4 Consent and Approvals. All consents and authorizations required to be obtained by Purchaser, shall have been obtained or given.

     7.5  Payments.  Purchaser shall have paid to Seller the Purchase Price.

     7.6 Assumption of Liabilities. Purchaser shall have delivered to Seller the Assumption Agreement.

     7.7 Additional Documents and Acts. Purchaser shall have delivered or caused to be delivered to Seller all such additional documents and instruments, in form and content reasonably satisfactory to Seller and its counsel, as Seller shall reasonably request, and shall have done all other acts or things reasonably requested by Seller to evidence compliance with the conditions set forth in this Section 7.


8. REMEDIES

     8.1 Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement or any other instrument or document to be executed, delivered or performed hereunder, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement or any other instrument or document to be executed, delivered or performed hereunder, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     8.2 Termination Without Liability. On the Closing Date, either party may terminate this Agreement, without liability to the other, if any conditions precedent to such

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party's performance shall not have been satisfied on the Closing Date.

     8.3 Termination on Default. Without limiting the provisions of Sections 8.1, 8.2 and 9 hereof, if either Seller, on the one hand, or Purchaser, on the other hand, shall default in the due and timely performance of any of the covenants or agreements under the Agreement, the other of Seller or Purchaser, as the case may be, may, in addition to any other remedy available thereto, on the Closing Date give notice of termination ("Termination Notice") of this Agreement. The Termination Notice shall specify with particularity the default or defaults on which it is based and state that this Agreement is terminated. The Termination Notice shall be effective when given. The rights and remedies granted in this Section 8.3 are cumulative and not exclusive of any other right or remedy granted herein or provided by law or in equity.


9. INDEMNIFICATION

     9.1 Seller's Indemnity. Seller shall indemnify and hold harmless Purchaser and its shareholders, partners, officers, directors, employees, controlling persons and representatives, against and in respect of any and all claims, damages, losses, costs, expenses (including reasonable legal, accounting and experts' fees and other fees and expenses incurred in the investigation or defense of any of the following, and any interest and penalties), obligations and liabilities which any such person may incur or suffer, as a result of, arising in connection with or relating to any and all claims of third parties (including the claims of any limited partners of the Seller) against, relating to or pertaining to the Seller, the Assets and/or the System, which arise in connection with or relate to the period prior to the Closing or to the transactions contemplated hereunder and/or the authority of the Seller to enter into and consummate such transactions and/or the propriety of such transactions.

     9.2 Purchaser's Indemnity. Purchaser shall indemnify and hold harmless Seller against and in respect of any and all claims, damages, losses, costs, expenses (including reasonable legal, accounting and experts' fees and other fees and expenses incurred in the investigation or defense of any of the following, and any interest and penalties), obligations and liabilities which Seller may incur as a

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result of, arising in connection with or relating to which it may incur by reason of a material breach of any of the representations or warranties of Purchaser set forth in this Agreement.

     9.3 Procedure. In the event that any claim shall be asserted against a party entitled to indemnification hereunder (the "Indemnitee"), the Indemnitee shall promptly notify the other party (the "Indemnitor") of such claim in writing, and shall extend to the Indemnitor an opportunity to defend against such claim at the Indemnitor's sole expense. Within 15 days of receiving any such notice from the Indemnitee, the Indemnitor shall notify the Indemnitee as to whether or not the Indemnitor elects to assume the defense of any such claim. In the event the Indemnitor does not so elect to assume such defense, any costs incurred by the Indemnitee in defending such claim shall be reimbursed to the Indemnitee, on an as-incurred basis, pursuant to this Section
9. In the event the Indemnitor elects to assume such defense, the Indemnitee shall, at its option and expense, have the right to participate in any defense undertaken by the Indemnitor with legal counsel of its own selection, provided that such legal counsel is reasonably acceptable to Indemnitor. No settlement or compromise of any claim that may result in indemnification liability may be made by the Indemnitor without the prior written consent of the Indemnitee, which consent may not be unreasonably withheld.

     9.4 Preservation and Access to Records. Purchaser will preserve and keep all books and records of Seller included in the Assets for a period of at least five years from the Closing Date, except such records as Purchaser usually disposes of in the ordinary course of business. During the period that such books and records are preserved, duly authorized representatives of Seller shall have access thereto, on reasonable prior notice to Purchaser and during regular business hours to examine, inspect and copy, at its own expense, such books and records, so long as such examination and inspection takes place on the premises of Purchaser and does not unreasonably interfere with Purchaser's use thereof. Purchaser, on the one hand, and Seller, on the other hand, agree that each of them shall reasonably cooperate with the other of Purchaser or Seller, as applicable, if the records relating to the System owned shall be of material assistance to the other of Purchaser or Seller in any threatened or pending litigation or proceeding or the preparation of tax returns.


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10. GENERAL PROVISIONS

     10.1 Entire Agreement, Modification and Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     10.2 Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any persons other than the parties and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person or any party to this Agreement, nor shall any provision give any third person any right of subrogation or action against any party to this Agreement.

     10.3 Assignment. No assignment of any rights or obligations of either party under this Agreement may be made without the prior written consent of the
other   party to this Agreement, which consent is not to be unreasonably withheld, except that Purchaser shall have the right to assign any or all of its rights and liabilities hereunder to any of its affiliates, provided that each such affiliate assumes Purchaser's obligations hereunder; and further provided that Seller shall have been promptly provided written notice of such assignment (including the name of the assignee). Any attempted assignment of rights or obligations in violation of this Section 10.3 shall be null and void. Reference to any of the parties in this Agreement shall be deemed to include the successors and assigns of such party.

     10.4 Construction. The language in this Agreement shall, in all cases, be construed as a whole according to its fair meaning and neither strictly for nor against Seller or Purchaser.

     10.5 Expenses of the Parties. Except as expressly provided herein, all expenses incurred by or on behalf of

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the parties hereto in connection with the authorization, preparation and consummation of this Agreement including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the authorization, preparation, execution and consummation of this Agreement shall be borne solely by the party who shall have incurred the same.

     10.6 Further Assurances. Seller, at any time after the Closing Date, will promptly execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer, reasonably requested by Purchaser and necessary for Seller to comply with its covenants contained herein and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Purchaser for the purpose of assigning, transferring, granting, conveying, vesting and confirming ownership in or to Purchaser, or reducing to Purchaser's possession, any or all of the Assets.

     10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     10.8 Headings. The headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.


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     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Second Amended and Restated Asset Purchase Agreement as of the date first written above.

                                      SELLER:

                                      CENCOM PARTNERS, L.P.

                                      By: Cencom Partners, Inc.,
                                           its General Partner


                                      By:   /s/ Jerald L. Kent
                                         ------------------------------------
                                         Name:  Jerald L. Kent
                                         Title: Executive Vice President


                                      PURCHASER:


                                      CHARTER COMMUNICATIONS, L.P.

                                      By: CCP One, Inc.,
                                           its General Partner


                                      By:   /s/ Kent D. Kalkwarf
                                         ------------------------------------
                                         Name:  Kent D. Kalkwarf
                                         Title: Vice President

     Signature Page for Sanford, NC Asset Purchase Agreement


                                                             Sanford, NC
                                                             Purchase Agreement
                                                             Execution Version